UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2020

DSP GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-35256 (Commission File Number)	94-2683643 (I.R.S. Employer Identification No.)

2055 Gateway Place, Suite 480 San Jose, CA (Address of Principal Executive Offices)	95110 (Zip Code)

408/986-4300
(Registrant’s Telephone Number, Including Area Code)

With a copy to:
Jaclyn Liu, Esq.
Morrison & Foerster llp
425 Market Street
San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 per share	DSPG	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of the chapter) or Rule 12b-2 of the Security Exchange Act of 1934 (§240.12b-2 of the chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory arrangements of certain officers

On September 7, 2020, the Board of Directors (the “Board”) of DSP Group, Inc. (the “Company”), unanimously approved the appointment of Tali Chen as the Chief Business Officer of the Company, effective immediately.

Ms. Chen, age 42, brings to the Company over 15 years of executive management experience in the semiconductor industry. Ms. Chen joined the Company in 2008 as VP Human Services and Legal Affairs and held various positions within the Company, including most recently as the Company’s Chief Marketing Officer from August 2018 to August 2020. Prior to joining the Company, Mrs. Chen was Director of Commercial Legal Affairs at RADA Electronic Industries, she served as a Major in the Israeli Defense Forces, was the founding manager of the “Atidim for Industry” program, and an intern at the IDF Ombudsman’s office. Ms. Chen holds an LLB in Law and Government with honors from the Interdisciplinary Center (IDC) of Herzliya, and an MBA from the Technion – Israel Institute of Technology.

In connection with Ms. Chen’s appointment, she executed a new employment agreement with the Company, effective August 1, 2020. Pursuant to the agreement, Ms. Chen’s annual salary is approximately $230,000, subject to adjustment from time to time (Ms. Chen’s salary is determined in New Israeli Shekel (“NIS”) and is 67,600 NIS per month). Furthermore, in connection with Ms. Chen’s relocation from the U.S. to Israel, she is provided a one-time adaptation bonus at the gross sum of approximately $87,000 (the bonus is determined in NIS and is exactly 300,000 NIS).

Ms. Chen also is eligible to receive an annual bonus based on criteria in light of the Company’s business and other objectives, including the Company achieving certain revenue goals, design win targets and profitability targets, as well as accomplishment of certain individual objectives. The target amount of such annual bonus would equal 0.6 times Ms. Chen’s then annual salary and the maximum amount of such annual bonus would not exceed 1.2 times Ms. Chen’s then annual salary. In consideration of Ms. Chen’s transition into her new role, for fiscal year 2020 only, Ms. Chen is entitled to a discretionary bonus, which shall be determined at the sole discretion of Board.

In addition to her salary and bonus eligibility, Ms. Chen is entitled to receive social benefits required pursuant to Israeli labor laws or are common practice in Israel, and are generally available to all Israeli employees of the Company. Specifically, the Company will make a payment of 8.333% of Ms. Chen’s monthly base salary to an insurance or pension fund to pay for the future liability owed to her upon termination of her employment. In addition, the Company will make a payment of 6.5% of her monthly base salary to insurance or pension fund, which accrued amount may be withdrawn by Ms. Chen after retirement or, subject to various tax restrictions in Israel, after leaving the Company’s employment. In addition, the Company will pay Ms. Chen’s disability income insurance in accordance with Company procedures. Further, as is customary in Israel applicable to all Israeli employees, the Company will provide Ms. Chen with an amount of monthly contributions equal to 7.5% of her base salary for the benefit of her study and training purposes.

Ms. Chen is employed at will. In the event Ms. Chen desires to terminate her employment with the Company, she must notify the Company six months in advance. Similarly, if the Company desires to terminate Ms. Chen’s employment with the Company, it must notify Ms. Chen six months in advance; provided that the Company may terminate Ms. Chen’s employment immediately without notice for the following reasons: (i) Ms. Chen committing a crime involving dishonesty, breach of trust, or physical harm to any person; (ii) Ms. Chen engaging in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement; (iii) Ms. Chen committing a material breach of this Agreement; (iv) Ms. Chen refusing to implement or follow a lawful policy or directive of the Company; or (v) Ms. Chen engaging in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally. Other than the cases set forth above, the Company also may terminate Ms. Chen’s employment without the six-months advance notice if it pays her an amount equal to six-months of her then-effective salary. In the event of termination of her employment without cause or her resignation for a good reason, in each case within six months prior to or twelve months following a change in control of the Company, all of Ms. Chen’s outstanding equity awards would accelerate and immediately vest.

Other than the employment agreement described above and agreements relating to equity awards that Ms. Chen was granted as an employee of the Company and unrelated to her appointment to her new role, there are no material plans, contracts or arrangements, between Ms. Chen and the Company to which she is a party or in which she participates that is entered into in connection with her position with the Company. There are no related party transactions exceeding $120,000 between Ms. Chen and the Company in which she has a direct or indirect material interest. There are no family relationships between Ms. Chen and any director or executive officer of the Company.

The foregoing description of Ms. Chen’s employment agreement is qualified in its entirety by reference to the complete text of the employment agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.01. Regulation FD Disclosure

A copy of the press release, dated September 9, 2020, announcing Ms. Chen’s appointment as the Company’s Chief Business Officer is attached and filed herewith as Exhibit 99.1. This information, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement for Tali Chen, Chief Business Officer.

99.1	Press Release of DSP Group, Inc., dated September 9, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: September 9, 2020	By:	/s/ Dror Levy
Dror Levy Chief Financial Officer and Secretary

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